Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Event

DENVER – October 14, 2014 – Bill Barrett Corporation (NYSE: BBG) announced today that management plans to participate in the Canaccord Global Resources Conference.

Chief Financial Officer Bob Howard and Vice President - Investor Relations Jennifer Martin will participate in investor meetings on Wednesday, October 15, 2014. The event is not webcast. An updated investor presentation will be posted on the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time this evening.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.